Exhibit 107
Calculation of Filing Fee
S-3
(Form Type)
The Macerich Company
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	(1)	Equity	Common Stock, $0.01 par value per share	457(o)			$500,000,000	0.00015310	$76,550

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

		Total Offering Amounts					$500,000,000		$76,550

		Total Fees Previously Paid							$0

		Total Fee Offsets							$0

		Net Fee Due							$76,550

(1)
The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. This “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table in the Registrant’s Registration Statement on Form
S-3
(File
No. 333-273707)
in accordance with Rules 456(b) and 457(r) of the Securities Act.